Ashland Partners & Company LLP	525 Bigham Knoll, Suite 200 Jacksonville, OR 97530 541.857.8800 www.ashlandpartners.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm, Ashland Partners & Company LLP, in the Towle Deep Value Fund Prospectus dated February 1, 2016 in regard to our verification of Towle & Co.’s compliance with the Global Investment Performance Standards (GIPS®).

/s/ Chase Frei
Chase Frei Partner

Ashland Partners & Company LLP
525 Bingham Knoll, Suite 200
Jacksonville, OR 97530
January 21, 2016

GIPS® Verifications • Performance Examinations • Consulting
Audit and Attestation Services • SSAE No. 16 Exams • Tax Services

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust and to the use of our report dated November 25, 2015 on the financial statements and financial highlights of Towle Deep Value Fund, a series of shares of Investment Managers Series Trust.   Such financial statements and financial highlights appear in the 2015 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

Philadelphia, Pennsylvania
January 28, 2016